Exhibit 99.1
Thryv Accelerates SaaS Revenue in Fourth Quarter 2024,
Exceeds Fourth Quarter SaaS Guidance

–Q4 Total SaaS Revenue Increased 41% Year-Over-Year
–Q4 Thryv SaaS Revenue Increased 23% Year-Over-Year
–Full Year Total SaaS Revenue Increased 30% Year-Over-Year
–Achieves Q4 SaaS Adjusted EBITDA Margin of 17%
–Q4 Thryv SaaS Subscribers Increase 50% Year-Over-Year

DALLAS, February 27, 2025 – Thryv Holdings, Inc. (NASDAQ:THRY) (“Thryv” or the “Company”), the provider of Thryv®, the leading small business marketing and sales software platform, reported an increase in Total SaaS revenue of 41% year-over-year in the fourth quarter of 2024.

“We delivered a strong fourth quarter with a robust increase in revenue and record SaaS margins, reaching a pivotal inflection point as SaaS now drives the majority of our revenue, reinforcing our transformation into a leading software company.” said Joe Walsh, Thryv Chairman and CEO. “We are pleased with the initial integration of Keap, a prominent player in marketing automation for SMBs, and we’re especially excited about the combined strength of our two SMB-focused platforms and the opportunities ahead to drive even greater value for our customers. In the fourth quarter, our total SaaS subscribers increased 73% with the addition of Keap's SaaS clients, the continued conversion of marketing service clients and new client acquisitions. As we look to 2025, we expect our positive momentum to continue as we deliver sustained profitable SaaS revenue growth and margin expansion.”

“We are demonstrating the increasing profitability of each incremental dollar of revenue as we continued to effectively scale our platform and delivered record SaaS gross margins,” stated Paul Rouse, Chief Financial Officer. “In the fourth quarter, we exceeded our SaaS guidance, continued to drive operating efficiencies, and are reiterating our full-year 2025 outlook from our Analyst Day.”

Fourth Quarter 2024 Highlights:
•Total SaaS revenue was $104.3 million, a 41% increase year-over-year
•Thryv SaaS1 revenue, which excludes Keap's revenue, was $90.9 million, a 23% increase year-over-year
•Total Marketing Services revenue was $82.3 million, a 49% decrease year-over-year resulting from the timing of the company's print publication cycles.
•Consolidated total revenue was $186.6 million, a decrease of 21% year-over-year
•Consolidated net income was $7.9 million, or $0.19 per diluted share; compared to net loss of $257.5 million, or $(7.39) per diluted share, for the fourth quarter of 2023
•Consolidated Adjusted EBITDA was $29.4 million, representing an Adjusted EBITDA margin of 15.7%.
•Total SaaS Adjusted EBITDA was $17.3 million, representing an Adjusted EBITDA margin of 16.6%
•Total Marketing Services Adjusted EBITDA was $12.1 million, representing an Adjusted EBITDA margin of 14.7%
•Consolidated Gross Profit was $123.0 million
•Consolidated Adjusted Gross Profit2 was $127.8 million
•SaaS Gross Profit was $76.2 million, representing a Gross Margin of 73.1%
•SaaS Adjusted Gross Profit2 was $79.2 million, representing an Adjusted Gross Margin of 75.9%

Full-Year 2024 Financial Highlights:
•Total SaaS revenue was $343.5 million, a 30% increase year-over-year
•Thryv SaaS revenue, which excludes Keap's revenue, was $330.1 million, a 25% increase year-over-year
•Total Marketing Services revenue was $480.7 million, a 26% decrease year-over-year
•Consolidated total revenue was $824.2 million, a decrease of 10% year-over-year
•Consolidated net loss was $74.2 million, or $(2.00) per diluted share, which includes a non-cash charge of $83.1 million related to Marketing Services goodwill impairment; compared to net loss of $259.3 million, or $(7.47) per diluted share, for last year
•Consolidated Adjusted EBITDA was $162.4 million, representing an Adjusted EBITDA margin of 19.7%
•Total SaaS Adjusted EBITDA was $41.2 million, representing an Adjusted EBITDA margin of 12.0%
•Total Marketing Services Adjusted EBITDA was $121.2 million, representing an Adjusted EBITDA margin of 25.2%
•Consolidated Gross Profit was $537.2 million
•Consolidated Adjusted Gross Profit2 was $558.9 million
•SaaS Gross Profit was $238.2 million, representing a Gross Margin of 69.4%
•SaaS Adjusted Gross Profit1 was $247.2 million, representing an Adjusted Gross Margin of 72.0%
•Pension obligations, net were $38.0 million as of December 31, 2024 compared to $69.4 million as of December 31, 2023, a 45% decrease year-over-year.
•Operating cash flow was $89.8 million compared to $148.2 million for the prior year
•Free cash flow was $56.2 million compared to $114.8 million for the prior year
1 Defined as Total SaaS revenue excluding $13.4 million of revenue contribution from Keap, our acquisition made on October 31, 2024.
2 Defined as Gross profit adjusted to exclude the impact of depreciation and amortization expense and stock-based compensation expense.

SaaS Metrics
•Total SaaS clients increased 73% year-over-year to 114 thousand at the end of the fourth quarter of 2024, Thryv SaaS clients increased 50% year-over-year to 99 thousand
•Seasoned Net Revenue Retention3 was 98% for the fourth quarter of 2024, an increase of 200 bps year-over-year, excluding Keap
•SaaS monthly Average Revenue per Unit (“ARPU”)4 was $324 for the fourth quarter of 2024
•ThryvPay total payment volume was $79 million, an increase of 33% year-over-year

Outlook
Based on information available as of February 27, 2025, Thryv is issuing guidance5 for the first quarter of 2025 and full year 2025 as indicated below:

	1st Quarter	Full Year
(in millions)	2025	2025
SaaS Revenue*	$107.5 - $110.0	$464.5 - $474.0
SaaS Adjusted EBITDA	$9.0 - $9.5	$69.5 - $71.0

*Keap is expected to contribute $75 to $78 million of revenue for the full year 2025.

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Full Year
(in millions)	2025	2025	2025	2025	2025
Marketing Services Revenue	$65.0 - $66.0	$90.0 - $91.0	$83.0 - $84.0	$72.0 - $73.0	$310.0 - $314.0
Marketing Services Adjusted EBITDA	$9.0 - $10.0				$77.5 - $78.5

Earnings Conference Call Information
Thryv will host a conference call on Thursday, February 27, 2025 at 8:30 a.m. (Eastern Time) to discuss the Company's fourth quarter 2024 results.

For analysts to register for this conference call, please use this link. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. We recommend registering a day in advance or at a minimum thirty minutes prior to the start of the call. To listen to the webcast, please use this link or visit Thryv's Investor Relations website at investor.thryv.com. A live webcast will also be available on the Investor Relations section of the Company's website at investor.thryv.com.

If you are unable to participate in the conference call, a replay will be available at this link.
3 Seasoned Net Revenue Retention is defined as net dollar retention excluding clients acquired over the previous 12 months and clients acquired in the Keap acquisition which closed on October 31, 2024.
4 Defined as total client billings for a particular month divided by the number of clients that have one or more revenue-generating solutions in that same month. This is a blended calculation and inclusive of the impact from the Keap acquisition.
5 These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive (Loss)

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands, except share and per share data)	2024	2023	2024	2023
Revenue	$186,596	$236,163	$824,156	$916,961
Cost of services	63,569	76,453	286,919	338,714
Gross profit	123,027	159,710	537,237	578,247

Operating expenses:
Sales and marketing	68,162	73,757	270,146	300,538
General and administrative	62,067	59,238	217,296	208,880
Impairment charges	—	268,846	83,094	268,846
Total operating expenses	130,229	401,841	570,536	778,264

Operating (loss)	(7,202)	(242,131)	(33,299)	(200,017)
Other income (expense):
Interest expense	(4,940)	(13,817)	(36,494)	(61,728)
Interest expense, related party	(4,783)	—	(10,277)	—
Other components of net periodic pension benefit	29,549	6,607	24,806	2,719
Other expense	(3,163)	(276)	(10,734)	(1,518)
Income (loss) before income tax (expense) benefit	9,461	(249,617)	(65,998)	(260,544)
Income tax (expense) benefit	(1,578)	(7,924)	(8,218)	1,249
Net income (loss)	$7,883	$(257,541)	$(74,216)	$(259,295)
Other comprehensive (loss) income:
Foreign currency translation adjustment, net of tax	(882)	5,402	250	1,070
Comprehensive income (loss)	$7,001	$(252,139)	$(73,966)	$(258,225)

Net income (loss) per common share:
Basic	$0.19	$(7.39)	$(2.00)	$(7.47)
Diluted	$0.19	$(7.39)	$(2.00)	$(7.47)

Weighted-average shares used in computing basic and diluted net income (loss) per common share:
Basic	40,579,831	34,858,157	37,142,271	34,723,491
Diluted	41,901,138	34,858,157	37,142,271	34,723,491

Thryv Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$16,311	$18,216
Accounts receivable, net of allowance of $13,051 in 2024 and $14,926 in 2023	161,620	205,503
Contract assets, net of allowance of $29 in 2024 and $35 in 2023	2,127	2,909
Taxes receivable	6,218	3,085
Prepaid expenses	13,923	17,771
Deferred costs	8,402	16,722
Other current assets	2,119	2,662
Total current assets	210,720	266,868
Fixed assets and capitalized software, net	44,478	38,599
Goodwill	253,318	302,400
Intangible assets, net	34,259	18,788
Deferred tax assets	143,495	128,051
Other assets	25,895	28,464
Total assets	$712,165	$783,170

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$13,011	$10,348
Accrued liabilities	95,462	105,903
Current portion of unrecognized tax benefits	26,196	23,979
Contract liabilities	40,315	44,558
Current portion of Term Loan	7,875	70,000
Current portion of Term Loan, related party	5,250	—
Other current liabilities	8,151	8,402
Total current liabilities	196,260	263,190
Term Loan, net	146,885	230,052
Term Loan, net, related party	100,436	—
ABL Facility	23,891	48,845
Pension obligations, net	38,014	69,388
Other liabilities	9,759	18,995
Total long-term liabilities	318,985	367,280
Commitments and contingencies
Stockholders' equity
Common stock - $0.01 par value, 250,000,000 shares authorized; 70,556,740 shares issued and 43,033,960 shares outstanding at December 31, 2024; and 62,660,783 shares issued and 35,302,746 shares outstanding at December 31, 2023	706	627
Additional paid-in capital	1,272,476	1,151,259
Treasury stock - 27,522,780 shares at December 31, 2024 and 27,358,037 shares at December 31, 2023	(488,903)	(485,793)
Accumulated other comprehensive loss	(14,941)	(15,191)
Accumulated deficit	(572,418)	(498,202)
Total stockholders' equity	196,920	152,700
Total liabilities and stockholders' equity	$712,165	$783,170

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Years Ended December 31,
(in thousands)	2024	2023
Cash Flows from Operating Activities
Net (loss)	$(74,216)	$(259,295)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Depreciation and amortization	52,789	63,251
Amortization of deferred commissions	18,283	14,954
Amortization of debt issuance costs	4,022	5,422
Deferred income taxes	(5,270)	(12,904)
Provision for credit losses and service credits	22,508	24,516
Stock-based compensation expense	24,118	22,201
Other components of net periodic pension benefit	(24,806)	(2,719)
Impairment charges	83,094	268,846
Loss on early extinguishment of debt	6,638	—
Non-cash loss from the remeasurement of the indemnification asset	—	10,734
Other	930	603
Changes in working capital items, excluding acquisitions:
Accounts receivable	23,167	54,325
Contract assets	782	(326)
Prepaid expenses and other assets	1,139	7,117
Accounts payable and accrued liabilities	(26,526)	(37,749)
Other liabilities	(16,869)	(10,750)
Net cash provided by operating activities	89,783	148,226

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(33,537)	(33,394)
Acquisition of a business, net of cash acquired	(76,887)	(8,897)
Other	—	(225)
Net cash used in investing activities	(110,424)	(42,516)

Cash Flows from Financing Activities
Proceeds from Term Loan	206,220	—
Proceeds from Term Loan, related party	137,480	—
Payments of Term Loan	(356,618)	(120,000)
Payments of Term Loan, related party	(31,500)	—
Proceeds from ABL Facility	329,004	919,975
Payments of ABL Facility	(353,957)	(925,684)
Debt issuance costs	(5,480)	—
Purchase of treasury stock	(499)	—
Proceeds from exercises of stock warrants	—	15,898
Proceeds from common stock offering, net of offering expenses	87,402	—
Other	7,164	6,318
Net cash provided by (used in) financing activities	19,216	(103,493)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,344)	133
(Decrease) increase in cash, cash equivalents and restricted cash	(2,769)	2,350
Cash, cash equivalents and restricted cash, beginning of period	20,530	18,180
Cash, cash equivalents and restricted cash, end of period	$17,761	$20,530

Supplemental Information
Cash paid for interest	$44,018	$57,027
Cash paid for income taxes, net	$15,413	$9,313

Non-cash investing and financing activities
Repurchase of Treasury stock as a result of the settlement of the indemnification asset	$—	$15,760

Segment Information
During first quarter of 2024, the Company changed the internal reporting provided to the chief operating decision maker (“CODM”). As a result, the Company reevaluated its segment reporting and determined that Thryv U.S. Marketing Services and Thryv International Marketing Services should be reflected as a single reportable segment, and that Thryv U.S. SaaS and Thryv International SaaS should be reflected as a single reportable segment. As such, beginning on January 1, 2024, the results of our Marketing Services and SaaS businesses are presented as two reportable segments. Comparative prior periods have been recast to reflect the current presentation. The CDOM monitors segment Adjusted EBITDA to assess the performance of each segment and make decisions about allocating resources to each segment.

The following tables summarize the operating results of the Company's reportable segments:

	Three Months Ended December 31,		Change
(in thousands)	2024	2023	Amount	%
Revenue
Marketing Services	$82,291	$162,193	$(79,902)	(49.3)%
SaaS	104,305	73,970	30,335	41.0%
Total Revenue	$186,596	$236,163	$(49,567)	(21.0)%

Adjusted EBITDA
Marketing Services	$12,104	$45,773	$(33,669)	(73.6)%
SaaS	17,276	6,503	10,773	165.7%
Consolidated Adjusted EBITDA[6]	$29,380	$52,276	$(22,896)	(43.8)%

	Years Ended December 31,		Change
(in thousands)	2024	2023	Amount	%
Revenue
Marketing Services	$480,680	$653,244	$(172,564)	(26.4)%
SaaS	343,476	263,717	79,759	30.2%
Total Revenue	$824,156	$916,961	$(92,805)	(10.1)%

Adjusted EBITDA
Marketing Services	$121,241	$175,490	$(54,249)	(30.9)%
SaaS	41,190	12,025	29,165	242.5%
Consolidated Adjusted EBITDA[6]	$162,431	$187,515	$(25,084)	(13.4)%

6 Consolidated Adjusted EBITDA is equal to Marketing Services Adjusted EBITDA and SaaS Adjusted EBITDA. See Non-GAAP Measures below for a reconciliation of Consolidated Adjusted EBITDA to Net income (loss).

The following tables set forth reconciliations of our SaaS revenue for the Company to Thryv SaaS revenue and Keap SaaS revenue:

	Three Months Ended December 31,
(in thousands)	2024	2023
Reconciliation of Thryv SaaS Revenue
SaaS Revenue	$104,305	$73,970
Less:
Keap SaaS Revenue	13,419	—
Thryv SaaS Revenue (without Keap)	$90,886	$73,970

	Years Ended December 31,
(in thousands)	2024	2023
Reconciliation of Thryv SaaS Revenue
SaaS Revenue	$343,476	$263,717
Less:
Keap SaaS Revenue	13,419	—
Thryv SaaS Revenue (without Keap)	$330,057	$263,717

Non-GAAP Measures
Our results included in this press release include Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Gross Profit and Free Cash Flow, which are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

We have included Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit and Free Cash Flow because management believes they provide useful information to investors in gaining an overall understanding of our current financial performance and provide consistency and comparability with past financial performance. Specifically, we believe Adjusted EBITDA provides useful information to management and investors by excluding certain non-operating items that we believe are not indicative of our core operating results. In addition, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit and Free Cash Flow are used by management for budgeting and forecasting as well as measuring the Company’s performance. We believe Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit and Free Cash Flow provide investors with the financial measures that closely align with our internal processes.

We define Adjusted EBITDA (“Adjusted EBITDA”) as Net income (loss) plus Interest expense, Income tax expense, Depreciation and amortization expense, Restructuring and integration expenses, Transaction costs, Stock-based compensation expense, and non-operating expenses, such as, Other components of net periodic pension cost, Loss on early extinguishment of debt, Non-cash loss from remeasurement of indemnification asset, and certain unusual and non-recurring charges that might have been incurred. Adjusted EBITDA should not be considered as an alternative to Net income (loss) as a performance measure. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We define Adjusted Gross Profit (“Adjusted Gross Profit”) as Gross profit adjusted to exclude the impact of Depreciation and amortization expense and Stock-based compensation expense. We define Free Cash Flow as cash from operating activities minus capital expenditures.

Non-GAAP financial information has limitations as an analytical tool and is presented for supplemental informational purposes only. Such information should not be considered a substitute for financial information presented in accordance with U.S. GAAP and may be different from similarly-titled non-GAAP measures used by other companies.
The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, Net income (loss):

	Three Months Ended December 31,		Years Ended December 31,
(in thousands)	2024	2023	2024	2023
Reconciliation of Adjusted EBITDA
Net income (loss)	$7,883	$(257,541)	$(74,216)	$(259,295)
Interest expense	9,723	13,817	46,771	61,728
Depreciation and amortization expense	11,645	16,311	52,789	63,251
Stock-based compensation expense (1)	6,465	5,548	24,118	22,201
Restructuring and integration expenses (2)	15,018	1,767	32,697	14,612
Income tax expense (benefit)	1,578	7,924	8,218	(1,249)
Transaction costs (3)	3,439	—	5,145	373
Other components of net periodic pension benefit (4)	(29,549)	(6,607)	(24,806)	(2,719)
Loss on early extinguishment of debt (5)	—	—	6,638	—
Non-cash loss from remeasurement of indemnification asset (6)	—	—	—	10,734
Impairment charges	—	268,846	83,094	268,846
Other (7)	3,178	2,211	1,983	9,033
Adjusted EBITDA	$29,380	$52,276	$162,431	$187,515
(1)We record stock-based compensation expense related to the amortization of grant date fair value of the Company’s stock-based compensation awards.
(2)For the years ended December 31, 2024 and 2023, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, and costs associated with abandoned facilities and system consolidation. For more information on our restructuring and integration expenses, please see our 2024 Annual Report on Form 10-K.
(3)Expenses related to the Keap acquisition during the year ended December 31, 2024, and the Yellow acquisition during the year ended December 31, 2023.
(4)Other components of net periodic pension benefit is from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs. The most significant component of Other components of net periodic pension benefit relates to periodic mark-to-market pension remeasurement.
(5)In connection with the debt refinancing completed on May 1, 2024, we recorded a Loss on early extinguishment of debt related to the write-off of certain unamortized debt issuance costs on our prior Term Loan and prior ABL Facility.

(6)In connection with the YP acquisition, the seller indemnified us for future potential losses associated with certain federal and state tax positions taken in tax returns filed by the seller prior to the acquisition date.
(7)Other primarily includes foreign exchange-related expense.

The following tables set forth reconciliations of Adjusted Gross Profit and Adjusted Gross Margin, to their most directly comparable GAAP measures, Gross profit and Gross margin:

	Three Months Ended December 31, 2024
(in thousands)	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$46,796	$76,231	$123,027
Plus:
Depreciation and amortization expense	1,837	2,830	4,667
Stock-based compensation expense	47	108	155
Adjusted Gross Profit	$48,680	$79,169	$127,849
Gross Margin	56.9%	73.1%	65.9%
Adjusted Gross Margin	59.2%	75.9%	68.5%

	Three Months Ended December 31, 2023
(in thousands)	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$109,752	$49,958	$159,710
Plus:
Depreciation and amortization expense	4,021	1,575	5,596
Stock-based compensation expense	74	43	117
Adjusted Gross Profit	$113,847	$51,576	$165,423
Gross Margin	67.7%	67.5%	67.6%
Adjusted Gross Margin	70.2%	69.7%	70.0%

	Year Ended December 31, 2024
(in thousands)	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$299,015	$238,222	$537,237
Plus:
Depreciation and amortization expense	12,406	8,600	21,006
Stock-based compensation expense	327	336	663
Adjusted Gross Profit	$311,748	$247,158	$558,906
Gross Margin	62.2%	69.4%	65.2%
Adjusted Gross Margin	64.9%	72.0%	67.8%

	Year Ended December 31, 2023
(in thousands)	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$409,057	$169,190	$578,247
Plus:
Depreciation and amortization expense	20,811	6,178	26,989
Stock-based compensation expense	399	214	613
Adjusted Gross Profit	$430,267	$175,582	$605,849
Gross Margin	62.6%	64.2%	63.1%
Adjusted Gross Margin	65.9%	66.6%	66.1%

Supplemental Financial Information
The following supplemental financial information provides Revenue, Net Income (Loss), Net Income (Loss) Margin, Adjusted EBITDA and Adjusted EBITDA Margin by our (i) Marketing Services business and (ii) SaaS business. Total SaaS Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Total Marketing Services Adjusted EBITDA and Adjusted EBITDA margin are also non-GAAP financial measures. These non-GAAP financial measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our global SaaS and Marketing Services financial performance, enhance the overall understanding of our global SaaS and Marketing Services past financial performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods.

	Three Months Ended December 31, 2024
(in thousands)	Marketing Services	SaaS	Total
Revenue	$82,291	$104,305	$186,596
Net Income			7,883
Net Income Margin			4.2%
Adjusted EBITDA	12,104	17,276	29,380
Adjusted EBITDA Margin	14.7%	16.6%	15.7%

	Three Months Ended December 31, 2023
(in thousands)	Marketing Services	SaaS	Total
Revenue	$162,193	$73,970	$236,163
Net (Loss)			(257,541)
Net (Loss) Margin			(109.1)%
Adjusted EBITDA	45,773	6,503	52,276
Adjusted EBITDA Margin	28.2%	8.8%	22.1%

	Year Ended December 31, 2024
(in thousands)	Marketing Services	SaaS	Total
Revenue	$480,680	$343,476	$824,156
Net (Loss)			(74,216)
Net (Loss) Margin			(9.0)%
Adjusted EBITDA	121,241	41,190	162,431
Adjusted EBITDA Margin	25.2%	12.0%	19.7%

	Year Ended December 31, 2023
(in thousands)	Marketing Services	SaaS	Total
Revenue	$653,244	$263,717	$916,961
Net (Loss)			(259,295)
Net (Loss) Margin			(28.3)%
Adjusted EBITDA	175,490	12,025	187,515
Adjusted EBITDA Margin	26.9%	4.6%	20.4%

Forward-Looking Statements
Certain statements contained herein are not historical facts, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “target”, “project”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: significant competition for our Marketing Services solutions and SaaS offerings, including from companies that use components of our SaaS offerings provided by third parties; our ability to maintain profitability; our ability to manage our growth effectively; our ability to transition our Marketing Services clients to our Thryv platform, maintain transitioned clients on that platform and sell them additional or upgraded products, sell our platform into new markets or further penetrate existing markets; our ability to maintain our strategic relationships with third-party service providers; internet search engines and portals potentially terminating or materially altering their agreements with us; our ability to keep pace with rapid technological changes and evolving industry standards; our SMBs clients potentially opting not to renew their agreements with us or renewing at lower spend; potential system interruptions or failures, including cybersecurity breaches, identity theft, data loss, unauthorized access to data or other disruptions that could compromise our information; our potential failure to identify suitable acquisition candidates and consummate such acquisitions; our ability to complete acquisitions and the successful integration of such acquisitions, including our recently completed acquisition of Keap, and any failure of an acquired business to achieve its plans and objectives or realize any expected benefit from any such acquisition; the potential loss of one or more key employees or our inability to attract and to retain highly skilled employees; our ability to maintain the compatibility of our Thryv platform with third-party applications; our ability to successfully expand our operations and current offerings into new markets, including internationally, or further penetrate existing markets; our potential failure to provide new or enhanced functionality and features; our potential failure to comply with applicable privacy, security and data laws, regulations and standards; potential changes in regulations governing privacy concerns and laws or other domestic or foreign data protection regulations; our potential failure to meet service level commitments under our client contracts; our potential failure to offer high-quality or technical support services; our Thryv platform and add-ons potentially failing to perform properly; our use of artificial intelligence in our business, and challenges with properly managing its use, could result in reputational harm, competitive harm, and legal liability; the potential impact of future labor negotiations; our ability to protect our intellectual property rights, proprietary technology, information, processes, and know-how; rising inflation and our ability to control costs, including operating expenses; general macro-economic conditions, including a recession or an economic slowdown in the U.S. or internationally; adverse tax laws or regulations or potential changes to existing tax laws or regulations; costs, liabilities and reputational harm resulting from regulatory investigations, including the subpoena from the Division of Enforcement of the Securities and Exchange Commission (the “SEC”); volatility and weakness in bank and capital markets; and costs, obligations and liabilities incurred as a result of and in connection with being a public company as well as the risks and uncertainties set forth in the Company's most recent Annual Report on Form 10-K filed with the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Thryv

Thryv Holdings, Inc. (NASDAQ:THRY) is the provider of the leading sales and marketing platform designed to help small businesses attract new and repeat customers. Thryv software offers SMBs everything they need to manage day-to-day operations and grow efficiently. The platform’s AI-supported marketing and business automations help business owners save time, compete, and win. More than 100K businesses globally use Thryv software to connect with customers and run and grow their business. For more information, visit thryv.com.

Media Contact:
Julie Murphy
Thryv, Inc.
617.967.5426

julie.murphy@thryv.com

Investor Contact:
Cameron Lessard
Thryv, Inc.
cameron.lessard@thryv.com

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